EXHIBIT 99.1


PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-92161
(To Prospectus dated March 12, 2002)                                   333-95805




                        1,000,000,000 Depositary Receipts
                        Pharmaceutical HOLDRS (SM) Trust

          This prospectus supplement supplements information contained in the prospectus dated March 12, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by the Pharmaceutical HOLDRS (SM) Trust.

          The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                                     Share         Primary
                            Name of Company(1)                        Ticker        Amounts    Trading Market
           Abbott Laboratories                                         ABT               14         NYSE
           Allergan, Inc.                                              AGN                1         NYSE
           Andrx Corporation-Andrx Group                               ADRX               2        NASDAQ
           Biovail Corporation                                         BVF                4         NYSE
           Bristol-Myers Squibb Company                                BMY               18         NYSE
           Eli Lilly & Company                                         LLY               10         NYSE
           Forest Laboratories, Inc.                                   FRX                2         NYSE
           ICN Pharmaceuticals, Inc.                                   ICN                1         NYSE
           IVAX Corporation                                            IVX            1.875         AMEX
           Johnson & Johnson                                           JNJ               26         NYSE
           King Pharmaceuticals, Inc.                                   KG             4.25         NYSE
           Merck & Co., Inc.                                           MRK               22         NYSE
           Mylan Laboratories, Inc.                                    MYL                1         NYSE
           Pfizer Inc.                                                 PFE               58         NYSE
           Schering-Plough Corporation                                 SGP               14         NYSE
           Watson Pharmaceuticals, Inc.                                WPI                1         NYSE
           Wyeth                                                       WYE               12         NYSE
           Zimmer Holdings, Inc.                                       ZMH              1.8         NYSE

           ______________________________
           (1) As a result of the spin-off of Advanced Medical Optics, Inc. from Allergan Inc., Advanced Medical Optics, Inc. will be included in Pharmaceutical HOLDRS. Effective July 5, 2002, 0.222222 shares of Advanced Medical Optics, Inc. will be included in each round-lot of 100 Pharmaceutical HOLDRS.

          The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is June 30, 2002.